                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC. 20549

                        ------------------------------

                                   FORM 8-K
                                CURRENT REPORT

                        ------------------------------

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



              Date of Report (Date of earliest event reported):
                     January 6, 1998 (December 8, 1997)

                       Commission file number 0-24787

                     AFFILIATED COMPUTER SERVICES, INC.
           (Exact name of registrant as specified in its charter)




            Delaware                                 51-0310342
-------------------------------           ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)



                             2828 NORTH HASKELL
                            DALLAS, TEXAS  75204
                  (Address of principal executive offices)
                                 (Zip Code)


                                214-841-6111
             (Registrants telephone number, including area code)

ITEM 5. OTHER EVENTS

        On December 8, 1997, Affiliated Computer Services, Inc. (ACS) signed a definitive agreement, subject to regulatory approval, for one of ACS wholly-owned subsidiaries to acquire 100% of the outstanding stock of CARA Corporation (CARA). ACS agreed to pay approximately $52 million for the common stock of CARA with an additional $10 million being used to retire certain preferred and debt instruments. On January 5, 1998, ACS announced it had received regulatory approval and had completed the acquisition.

        CARA provides technical staff augmentation, project management, Year 2000 consulting, systems development services, and end-user performance support, training and documentation solutions to approximately 130 clients. CARA recorded annual revenues in excess of $48 million based on the twelve months ended October 31, 1997.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


        (c) Exhibits

        *  99.1 Press Release dated December 8, 1997 issued by ACS.

        *  99.2 Press Release dated January 5, 1998 issued by ACS.



---------------

*     Filed herewith

                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Affiliated Computer Services, Inc.

Date:  January 6, 1998

                                        By: /s/  Mark A. King
                                           ----------------------------------
                                            Mark A. King
                                            Executive Vice President and
                                            Chief Financial Officer

                                EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------
*  99.1         Press Release dated December 8, 1997 issued by ACS.

*  99.2         Press Release dated January 5, 1998 issued by ACS.


---------------

*     Filed herewith